As filed with the Securities and Exchange Commission on May 6, 2025

Registration No. 333-274806

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 3

to

FORM F-1

on

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Cheche Group Inc.

(Exact name of Registrant as specified in its charter)

The Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8/F, Desheng Hopson Fortune Plaza

13-1 Deshengmenwai Avenue

Xicheng District, Beijing 100088, China

(86) 10 5083-0911

(Address and telephone number, including area code, of Registrant’s principal executive offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor,

New York, NY 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lei Zhang Chief Executive Officer 8/F, Desheng Hopson Fortune Plaza 13-1 Deshengmenwai Avenue Xicheng District, Beijing 100088 The People’s Republic of China (86) 10 5083-0911

Dan Ouyang, Esq.

K. Ronnie Li, Esq.

Baker Mckenzie LLP
Suite 3401, China World Office 2

China World Trade Centre
No. 1 Jianguomenwai Avenue
Chaoyang District, Beijing 100004
The People’s Republic of China
(86) 10 6535-3800

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On February 20, 2024, the registration statement on Form F-1 (File No. 333-274806) (as amended, the “Registration Statement”) of Cheche Group Inc. (the “Registrant”) was declared effective by the U.S. Securities and Exchange Commission (the “SEC”). On April 29, 2024, the Registrant filed the post-effective amendment No. 1 to the Registration Statement to include its financial statements as of December 31, 2023 and for the year ended December 31, 2023 and to update certain other information contained in the Registration Statement, and the post-effective amendment No.1 was subsequently declared effective by the SEC on May 13, 2024. The Registrant filed the post-effective amendment No. 2 to Form F-1 on Form F-3 on March 17, 2025 to, among others, convert the Registration Statement (and all amendments thereto) into a registration statement on Form F-3. The Registrant is filing this post-effective amendment No.3 to Form F-1 on Form F-3 to convert the Registration Statement (and all amendments thereto) into a registration statement on Form F-3 and update certain other information contained in the Registration Statement.

No additional securities are being registered by this post-effective amendment No. 3. All applicable registration fees were paid at the time of the original filing of the Registration Statement on Form F-1.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 6, 2025

PROSPECTUS

UP TO 10,545,057 CLASS A ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS

UP TO 55,377,774 CLASS A ORDINARY SHARES AND 2,860,561 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES OFFERED BY SELLING SECURITYHOLDERS

OF

 CHECHE GROUP INC.

This prospectus relates to the issuance by the Company of up to 10,545,057 Class A Ordinary Shares, including (1) 7,684,496 Class A Ordinary Shares issuable upon the exercise of warrants to purchase Class A Ordinary Shares at an exercise price of $11.50, which were issued on September 14, 2023 (the “Closing Date”) in exchange for the public warrants of Prime Impact Acquisition I (“Prime Impact”) that were issued in the initial public offering of Prime Impact (the “Public Warrants”) as part of the units (each consisting of one Class A ordinary share of Prime Impact and one-third of one redeemable warrant) at an offering price of $10.0 per unit; and (2) 2,860,561 Class A Ordinary Shares issuable upon the exercise of warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per share, which were issued to Prime Impact Cayman LLC (the “Sponsor”) on the Closing Date (the “Sponsor Warrants”) in exchange for the private placement warrants purchased by the Sponsor for a total consideration of $8.6 million (representing a purchase price of $3.0 per Sponsor Warrant, after taking account of the forfeiture of 2,860,561 Sponsor Warrants in connection with the Business Combination (as defined below)) in a private placement concurrent with the initial public offering of Prime Impact. The Public Warrants and the Sponsor Warrants are collectively referred herein as the “Warrants.”

This prospectus also relates to the potential offer and sale from time to time by the selling securityholders named in this prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) (collectively, the “Selling Securityholders”) of up to (A) 55,377,774 Class A Ordinary Shares, which include (1) an aggregate of 45,741,933 Class A Ordinary Shares beneficially owned by certain former shareholders of Cheche Technology Inc. (“CCT”), which, without accounting for any share transfer between the then shareholders of CCT, were acquired by Tank Stone Ltd. at a price of approximately RMB0.0419 per share, CISG Holdings Ltd. at a price of approximately $6.4886 per share, CICW Holdings Limited at a price of approximately RMB1.3263 per share, Dongprosper Holdings Limited at a price of approximately RMB0.0347 per share, Ruiyuan Technology Holdings Limited at a price of approximately RMB6.7111 per share, Beijing Zhongyun Ronghui Investment Center, LLP and Ningbo Shiwei Enterprise Management Partnership (L.P.) at a price of approximately RMB5.4054 per share (in Series A investment) and RMB21.1516 per share (in Series B investment), respectively, Lian Jia Enterprises Limited and EAGLE ROVER LTD. at a price of approximately RMB21.1516 per share, respectively, United Gemini Holdings Limited at a price of approximately RMB46.7232 per share, entities affiliated with Yong He and entities affiliated with Tencent Holding Limited at a price of approximately $7.1608 per share, respectively; (2) 4,975,280 Class A Ordinary Shares issued to former members of the Sponsor and certain former directors of Prime Impact (the “Sponsor Shares”) on the Closing Date, of which (i) 4,341,052 Sponsor Shares were exchanged from 4,341,052 Class B ordinary shares of Prime Impact purchased by the Sponsor at a price of approximately $0.003 per share, and (ii) 634,228 Sponsor Shares were acquired by the Sponsor at a price of $10.00 per share; (3) 2,860,561 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants; (4) 1,800,000 Class A Ordinary Shares issued to certain investors pursuant to certain private placement transactions on the September 11, 2023 (the “PIPE Shares”), at a price of $10.00 per share; and (B) 2,860,561 Sponsor Warrants. We are registering these securities to satisfy certain registration rights we have granted to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering.

The securities registered herein are identified in this prospectus as the Registered Securities. We are registering the offer and sale of the Registered Securities by the Selling Securityholders, in part, to satisfy certain registration rights we have granted. The Registered Securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Registered Securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the Registered Securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended.

Subject to the lock-up restrictions described in this prospectus under the section titled “Plan of Distribution,” the Selling Securityholders can sell, under this prospectus, up to 55,377,774 Class A Ordinary Shares constituting approximately 66.2% of our issued and outstanding Ordinary Shares as of the date of this prospectus (assuming full exercise of all the Warrants). Despite a potential decline in the public trading price of the Class A Ordinary Shares, certain Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus as they have acquired the securities registered hereunder at prices substantially below current market prices, and may therefore have an incentive to sell their securities. For example, based on the closing price of our Class A Ordinary Shares at $0.9143 on April 25, 2025, former members of the Sponsor and certain former directors of Prime Impact may experience a potential profit of up to $0.9113 per share with respect to the Sponsor Shares they hold; and the former shareholders of CCT may experience a potential profit of up to $0.8724 per share. The Sponsor and holders of Public Warrants may experience a potential profit on their Warrants if the price of our Class A Ordinary Shares exceeds $11.50 per share.

The public holders of our securities may not experience a similar rate of return on the securities they purchase due to differences in the applicable purchase price and trading price. Given the substantial number of the Registered Securities for potential resale by the Selling Securityholders pursuant to this prospectus, the sale of the Registered Securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of the Registered Securities, could increase the volatility of the market price of our Class A Ordinary Shares or result in a significant decline in the public trading price of our Class A Ordinary Shares.

We will not receive any proceeds from the sale of the Registered Securities by the Selling Securityholders. We will receive proceeds from the exercise of Warrants if the Warrants are exercised for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Ordinary Shares. Based on the closing price of our Class A Ordinary Shares at $0.9143 on April 25, 2025, which is less than the exercise price of $11.50 per share pursuant to the terms of the Warrants, we believe holders of the Warrants will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more details in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

Our Class A Ordinary Shares and our warrants to purchase Class A Ordinary Shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”), under the trading symbols “CCG” and “CCGWW,” respectively. On April 25, 2025, the closing price for our Class A Ordinary Shares on Nasdaq was $0.9143, and the closing price for our warrants on Nasdaq was $0.03.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Throughout this prospectus, unless the context indicates otherwise, references to “we” or “us” refer to Cheche Group Inc., a Cayman Islands holding company, its subsidiaries and, in the context of describing the operations and consolidated financial statements, the affiliated entities, and references to “CCT” refer to Cheche Technology Inc., a wholly owned subsidiary of us.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands with no substantive operations. We carry out our business in China through our wholly-owned PRC subsidiary (“WFOE”) and its contractual arrangements, commonly known as the VIE structure, with a variable interest entity (the “VIE”) and its subsidiaries (collectively, the “Affiliated Entities”) based in China and the shareholders of the VIE, due to the Chinese regulatory restrictions on direct foreign investment in certain aspects of our business. As of the date of this prospectus, we do not have, and do not currently plan to have substantive operations in Hong Kong or Macau. Neither we nor WFOE owns any equity interests in the Affiliated Entities. Our contractual arrangements with the VIE and its shareholders are not equivalent to an investment in the equity interest of the VIE. Instead, we are regarded as the primary beneficiary of the VIE and consolidates the financial results of the Affiliated Entities under U.S. GAAP in light of the VIE structure. Investors will not, and may never directly hold any equity interests in our operating entities. The VIE structure involves unique risks. It may not provide effective control over the Affiliated Entities and also faces risks and uncertainties associated with, among others, the interpretation and the application of the current and future PRC laws, regulations and rules to such contractual arrangements. The agreements under the contractual arrangements among WFOE, the VIE and its shareholders have not been tested in a court of law. If the PRC regulatory authorities find these contractual arrangements not in compliance with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations and rules or their interpretation change in the future, we could be subject to severe penalties or be forced to relinquish its interests in the VIE or forfeit our rights under the contractual arrangements. The PRC regulatory authorities could disallow the VIE structure at any time in the future, which would cause a material adverse change in our operations as well as a significant decline in the value of our securities, or cause such securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—If the PRC government determines that the contractual arrangements in relation to the VIE structure do not comply with PRC regulatory restrictions on foreign investment in certain industries, or if these regulations or the way they are interpreted change, we, the PRC Subsidiaries and the Affiliated Entities could be subject to severe penalties or be forced to relinquish their interests in those operations, and the Class A Ordinary Shares may decline in value or become worthless” in our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 18, 2025 (the “2024 20-F”) for details.

We face various legal and operational risks and uncertainties related to doing business in China, as we, through WFOE and the Affiliated Entities, conducts operations in China. We are subject to complex and evolving laws and regulations in China. The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, we face risks associated with regulatory approvals on overseas offerings and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain business, accept foreign investments, or list and conduct offerings on a U.S. or other foreign stock exchange. These risks could result in a material adverse change in our operations, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2024 20-F for details.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated relevant supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. We completed the filing procedures in connection with the business combination with Prime Impact (the “Business Combination”) under the Overseas Listing Trial Measures on September 14, 2023, and the result of such CSRC approval was posted on the official website of the CSRC on the same date. As advised by our PRC legal counsel, Han Kun Law Offices, we are not required to complete the CSRC filing procedures and obtain the CSRC approval under the Overseas Listing Trial Measures in connection with the resale of Registered Securities by the Selling Securityholders as described in this prospectus, because the resale of Registered Securities, including the Class A Ordinary Shares issuable from the exercise of Warrants, does not involve the issuance of new securities of our Company that have not been previously included in our filing with the CSRC in connection with the Business Combination.

Pursuant to the Overseas Listing Trial Measures, we may need to complete filing procedures for future offshore fund-raising activities, including conducting follow-on offering in the United States. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listing Trial Measures may result in forced rectification, warnings and fines against us and could materially hinder our ability to raise fund overseas. In addition, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement or otherwise tightening the regulations on companies with contractual arrangements. If we violate or are deemed to have violated any current or future rules or regulations, regulatory agencies in China may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition and results of operations, as well as the trading price of Class A Ordinary Shares. See “Summary of the Prospectus—Regulatory Matters” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2024 20-F for details.

We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (the “HFCAA”). Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to this determination. In August 2022, the PCAOB, the CSRC and the Ministry of Finance of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed the mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the year ended December 31, 2024 on April 18, 2025.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in the mainland China and Hong Kong, among other jurisdictions. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Our auditor, PricewaterhouseCoopers Zhong Tian LLP, is an independent registered public accounting firm headquartered in Shanghai, China. As such, if the PRC government adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, or if our registered public accounting firm otherwise fails to meet the PCAOB’s requirements for two consecutive years, our securities will be delisted from the Nasdaq Stock Market and will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Trading in our securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment” in our 2024 20-F for details.

Cash may be transferred within the group in the following manner: (1) Cheche Group Inc. may transfer funds to its subsidiaries by way of capital contributions, inter-group advances or loans; (2) we and our subsidiaries may provide loans to the VIE and vice versa; (3) funds may be transferred from the VIE to WFOE, as service fees for services contemplated by the VIE agreements; and (4) our subsidiaries, including WFOE, may make dividends or other distributions to us. Cash is transferred within the group to satisfy working capital requirement of the respective operating entities, and is managed by our finance department based on fund control policy and procedure. None of us and our subsidiaries is able to make direct capital contributions to the VIE or its subsidiaries, and the VIE is not able to make dividends or other distributions to us. As an offshore holding company, we may use the proceeds of our offshore fund-raising activities to provide loans or make capital contributions to subsidiaries in mainland China and Hong Kong or provide loans to the VIE, in each case subject to the satisfaction of applicable regulatory requirements. In 2022, cash in the form of loans in the amount of RMB34.8 million was transferred from CCT and its PRC Subsidiaries to the Affiliated Entities. In 2023, the repayment of the loans in the amount of RMB63.5 million was transferred from the Affiliated Entities to CCT and its PRC Subsidiaries. In 2024, the repayment of the loans in the amount of RMB87.8 million was transferred from the Affiliated Entities to CCT and its PRC Subsidiaries. As of the date of this prospectus, no other transfers, dividends or distributions have been made among us, CCT, our subsidiaries and the VIE, or to investors; and no other cash flows and transfers of other assets by type have occurred among us, CCT, our subsidiaries, and the VIE. None of us, WFOE and the VIE intends to distribute earnings or settle amounts owed under the VIE agreements. See “Summary of the Prospectus—Cash and Asset Flows through Organization Dividend—Distribution and Taxation” and “Summary of the Prospectus—Cash and Asset Flows through Organization Dividend—Foreign Exchange Restriction.”

In light of the holding company structure and the VIE structure as well as our operations through WFOE and the Affiliated Entities in China, our ability to pay dividends to the shareholders, and to service any debt we may incur, may highly depend upon dividends and other distributions on equity paid by WFOE to us, and service fees paid by the Affiliated Entities to WFOE, despite that we may obtain financing at the holding company level through other methods. We, WFOE and the Affiliated Entities in China are subject to certain statutory reserve and solvency conditions before they can distribute dividends or make payment to us, which, if failed, may restrict their ability to pay dividends or make payments to Cheche Group Inc., the Cayman Islands holding company, and thus significantly decline the value of our securities or cause it to be worthless. As of the date of this prospectus, none of us, WFOE and the VIE has ever declared any dividends or distributions to us or our respective shareholders outside of China. See “Summary of the Prospectus — Implication of Being a Company with the Holding Company Structure and the VIE Structure — Cash and Asset Flows through Organization.”

Our issued and outstanding share capital consists of Class A Ordinary Shares and Class B Ordinary Shares. Mr. Lei Zhang, our founder, chairman of the board of directors and chief executive officer (the “Founder”), beneficially owns all of such issued Class B Ordinary Shares and is able to exercise 46.2% of the total voting power of such issued and outstanding share capital. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to three votes. At the option of the holder of Class B Ordinary Shares, each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. See “Description of Share Capital.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements in future reports.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” section contained in this prospectus, the applicable prospectus supplement, and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED        , 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus or any prospectus supplement outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Cheche Group Inc. filed with the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we and the Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered and other information you should know before investing. Any prospectus supplement that we file in connection with any specific offering by the Selling Securityholders may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus, any applicable prospectus supplement, together with the additional information about us described in the section below entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” You should rely only on information contained in this prospectus and any applicable prospectus supplement. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

ii

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires in this prospectus:

“Acquisition Closing” means the closing of the Acquisition Merger.

“Acquisition Merger” means the merger on the Closing Date of Merger Sub with and into CCT, with CCT surviving the merger as a wholly owned subsidiary of the Company.

“Affiliated Entities” means the VIE, Beijing Cheche Technology Co., Ltd., and its subsidiaries, Cheche Insurance Sales & Services Co., Ltd. (“Cheche Insurance”), Huicai Insurance Brokerage Co., Ltd. and Cheche Zhixing (Ningbo) Car Service Co., Ltd.

“Amended and Restated Memorandum and Articles of Association” means our currently effective memorandum and articles of association, which became effective on September 14, 2023.

“Business Combination” means the Initial Merger, the Acquisition Merger, and all other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of January 29, 2023, by and among Prime Impact, Merger Sub, the Company and CCT.

“CAC” means the Cyberspace Administration of the PRC.

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“CCT” means Cheche Technology Inc., its subsidiaries and, in the context of describing the operations and consolidated financial statements, the Affiliated Entities.

“Class A Ordinary Shares” means class A ordinary shares, par value $0.00001 per share, of the Company, each of which will be entitled to one vote.

“Class B Ordinary Shares” means class B ordinary shares, par value $0.00001 per share, of the Company, each of which will be entitled to three votes.

“Closing Date” means September 14, 2023, the date on which the Initial Closing and the Acquisition Closing occurred.

“CSRC” means the China Securities Regulatory Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“HFCAA” means the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023.

“Hong Kong Subsidiaries” means Cheche Technology (HK) Limited and any other Hong Kong-incorporated subsidiary that CCT may have in the future.

“Initial Merger” means the merger of Prime Impact with and into the Company, with the Company surviving the merger as a publicly traded entity.

“Initial Merger Effective Time” means the date and time at which the Initial Merger becomes effective.

“Innoven Warrants” means the warrant to purchase 63,552 Class A Ordinary Shares.

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“insurance carriers” means companies that offer one or more types of insurance policies to individual consumers or corporate customers, either directly or through insurance agencies or brokers. Many insurance carriers in China maintain provincial and municipal branches, as under PRC Law, an insurance carrier can only issue auto insurance policies in the provinces, autonomous regions and municipalities where it is incorporated or has established branches.

“insurance carrier customers” means provincial or municipal branches, as the case maybe, of insurance carriers that have entered into contracts with us.

“Merger Sub” means Cheche Merger Sub Inc.

“NEV” means new energy vehicle.

“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares of the Company.

“PCAOB” means the Public Company Accounting Oversight Board.

“PRC” or “China” means the People’s Republic of China (including, for the avoidance of doubt, the Hong Kong Special Administrative Region and the Macau Special Administrative Region), and only in the context of describing the PRC laws, rules, regulations, regulatory authorities, and any PRC entities or citizens under such rules, laws and regulations and other legal or tax matters in this prospectus, excludes Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region.

“PRC Subsidiaries” means Baodafang Technology Co., Ltd., Cheche Technology (Ningbo) Co., Ltd. and any other PRC-incorporated subsidiary that we may have in the future.

“Prime Impact” means Prime Impact Acquisition I.

“Public Warrants” means our redeemable warrants, each entitling its holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment.

“RMB” means Renminbi, the lawful currency of the PRC.

“SaaS” means software as a service, a software licensing and delivery model in which software is licensed on a subscription basis and is centrally hosted.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Prime Impact Cayman, LLC.

“Sponsor Warrants” means the warrants held by the Sponsor, each entitling the Sponsor to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment.

“U.S. GAAP” means accounting principles generally accepted in the United States of America.

“VATS” means the value-added telecommunication services.

“VIE” means Beijing Cheche Technology Co., Ltd., the variable interest entity that CCT consolidates through contractual arrangements.

“Warrants” means, collectively, the Public Warrants and the Sponsor Warrants.

“WFOE” or “Cheche Ningbo” means Cheche Technology (Ningbo) Co., Ltd., our wholly foreign owned subsidiary domiciled in China.

“$” means United States dollars, the lawful currency of the United States of America.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings, including our annual report on Form 20-F, made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC, and until the termination or completion of that offering under this prospectus:

●	our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 18, 2025;

●	our report on Form 6-K furnished to the SEC on May 13, 2024, May 30, 2024, June 20, 2024, June 27, 2024, August 15, 2024, August 19, 2024, August 29, 2024, September 3, 2024, September 12, 2024, September 30, 2024, October 1, 2024, November 21, 2024, November 26, 2024, March 11, 2025, and April 22, 2025; and

●	the description of our Class A ordinary shares and warrants to purchase Class A ordinary shares contained in our registration statement on Form 8-A filed with the SEC on September 13, 2023, and any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

8/F, Desheng Hopson Fortune Plaza

13-1 Deshengmenwai Avenue

Xicheng District, Beijing 100088, China

Tel: (86) 10 5083-0911

Attention: Investor Relations Department

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FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus, any prospectus supplement and the documents incorporated by reference herein.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the outcome of any legal proceedings that have been or may be instituted against us;

●	the ability to maintain the listing of the Class A Ordinary Shares on the Nasdaq;

●	our markets are rapidly evolving and may decline or experience limited growth;

●	our ability to retain and expand our customer base;

●	our ability to compete effectively in the markets in which we operate;

●	our relationships with insurance carriers, referral partners and consumers;

●	failure to maintain and enhance our brand;

●	failure to prevent security breaches or unauthorized access to our or our third-party service providers’ data;

●	the rapidly changing and increasingly stringent laws, contractual obligations and industry standards relating to privacy, data protection and data security;

●	risks related to our corporate structure, in particular the VIE structure; and

●	the other matters described in the section titled “Risk Factors” in our annual report on Form 20-F, and any updates to those risk factors in our reports of foreign private issuer on Form 6-K incorporated by reference in this prospectus and any prospectus supplement.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

vi

SUMMARY OF THE PROSPECTUS

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus (as supplemented or amended), including the sections titled “Risk Factors,” our consolidated financial statements and the related notes, and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Business Overview

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands with no substantive operation. We carry out our business in China primarily through WFOE and our contractual arrangements, commonly known as the VIE Structure, with the Affiliated Entities. We are an insurance technology company operating an independent technology-empowered platform primarily for auto insurance transaction services. Capitalizing on our leading position in auto insurance transaction services, we have evolved into a nationally leading platform with a nationwide network that offers a full suite of services and products for digital insurance transactions and insurance SaaS solutions in China. We offer a unified, cloud-based platform that delivers considerable value propositions to each of the participants in its ecosystem, including insurance carriers, insurance intermediaries, third-party platforms, referral partners and consumers. These participants access and utilize our flagship digital insurance transaction products Easy-Insur (车保易) and NEV Insurance Solution, as well as the insurance SaaS solution products Digital Surge (澎湃保) and Sky Frontier (天境) on our platform. These products are designed and programmed in different forms, including mobile, web, WeChat and third-party applications. The open architecture of our platform also enables interoperability of these products with numerous applications, systems and other offerings adopted by our ecosystem participants.

We started our business in 2014 with the radical idea to transform China’s auto insurance market and digitalize the end-to-end insurance purchase process in a way that is transparent, accessible and efficient. Since our inception, we have consistently invested in data technology to improve the way insurance carriers attract and connect with consumers online as digitalization in China’s insurance market accelerates. We own an extensive nationwide service network, with over 108 branches licensed to sell insurance policies in 25 provinces, autonomous regions and municipalities in China as of December 31, 2024. As of the same date, our local branches had entered into over 1,800 contracts with insurance carrier customers. In 2022, 2023 and 2024, gross written premiums of auto insurance policies sold on our digital insurance transaction products were RMB12,907.9 million, RMB17,742.7 million and RMB18,997.0 million, respectively. In 2024, we formed partnerships with 15 NEV manufacturers leading to approximately 1.1 million policies embedded in new NEV deliveries and corresponding premium of RMB3.3 billion.

Leveraging our strong foothold in the auto insurance market and trustworthy branding, we also diversify our offerings with a broad and growing suite of non-auto insurance products. In 2022, 2023 and 2024, gross written premiums of non-auto insurance policies sold on our insurance transaction products amounted to RMB3,648.2 million, RMB4,794.3 million and RMB5,226.2 million, respectively.

We facilitated the issuance of insurance policies with gross premiums of RMB16.6 billion, RMB22.6 billion and RMB24.3 billion in 2022, 2023 and 2024, respectively. The number of policies written through our platform in 2022, 2023 and 2024 was approximately 12.3 million, 15.8 million and 17.3 million, respectively. Our growth is propelled by rapid expansion in the number of our referral partners, which reached about 1.3 million as of December 31, 2024. Our track record of strong growth required minimal marketing efforts and was largely organic, with a substantial amount of business generated through word-of-mouth referrals. In 2022, 2023 and 2024, substantially all of the insurance transaction volumes on our platform came from our referral partner base.

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We offer a unified, cloud-based platform that delivers considerable value propositions to each of the participants in our ecosystem, including insurance carriers, third-party platforms, referral partners, insurance intermediaries and consumers.

●	To insurance carriers: We provide insurance carriers with (1) easy access to diversified distribution channels, allowing them to lower consumer acquisition costs, (2) a digital channel to target desired consumers and distribute products cost-effectively, and (3) an AI-based and analytics-driven SaaS solution to optimize product pricing and control risks without incurring additional technology and infrastructure investments. As a result, by collaborating with us, insurance carriers will experience increased revenue and improved economic efficiency.

●	To third-party platforms: We provide direct access to insurance products underwritten by leading insurance carriers to customers of third-party platform partners, enabling such third-party platform partners to better serve their customers and expand the scope of services to customers. We pay third-party platform partners fees for referring insurance consumers who purchase insurance products through our platform, allowing our third-party platform partners to generate additional income, diversify revenue sources and achieve better financial performance.

●	To insurance referral partners: For our insurance referral partners, we (1) offer competitive and diverse insurance products, (2) provide an easy-to-use digital experience to enhance customer conversions, (3) enable the selling of different types of insurance products to enhance consumer stickiness, (4) provide a more efficient and transparent process for selling insurance, and (5) enable diversified income sources and better economics.

●	To insurance intermediaries: We (1) enable automation of core processes and improve operating efficiency, (2) fulfill regulatory digitalization requirements at zero to low costs, and (3) enhance competitiveness and diversity of insurance product offerings at minimum costs.

●	To insurance consumers: We (1) offer competitive pricing, (2) grant accesses to a comprehensive and diversified suite of insurance products, and (3) provide a digital, transparent and informed transaction experience.

As of December 31, 2024, we collaborated with approximately 100 insurance carriers, 4,500 insurance intermediaries and 700 third-party platforms, and worked with about 1.3 million referral partners on our platform.

Our principal executive office is 8/F, Desheng Hopson Fortune Plaza, 13-1 Deshengmenwai Avenue, Xicheng District, Beijing 100088, People’s Republic of China and its telephone number is +86 10 5083-0911. Our website address is IR@chechegroup.com. The information contained on the website does not form a part of, and is not incorporated by reference into, this prospectus. The following diagram depicts a simplified organizational structure of the Company as of the date of this prospectus.

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Cheche Group Inc.
(Cayman Islands)
Cheche Technology Inc.
(Cayman Islands)
Cheche Technology
(HK) Limited
(Hong Kong)
Offshore
Onshore
Equity Interest
(100 % Unless
otherwise indicated)
Contractual arrangements.
VIE
Equity
Interests
Holders(1)
Baodafang Technology
Co., Ltd.
(PRC)
Cheche Technology
(Ningbo) Co., Ltd.
(PRC)
Beijing Cheche
Technology Co., Ltd.
(PRC)
Cheche Insurance
Sales & Services Co., Ltd.
(PRC)
Huicai Insurance
Brokerage Co., Ltd.
(PRC)
Cheche Zhixing (Ningbo)
Car Service Co., Ltd
(PRC)

(1)	VIE equity interests holders include Lei Zhang, Zhendong Wang, Hangzhou Shunying Equity Investment Partnership (L.P.), Zhuhai Hengqin Huarong Zhifu Investment Management Co., Ltd., Beijing Cheche Technology Investment Center, LLP, Beijing Zhongjin Huicai Investment Management Co., Ltd., Shenzhen Ruiyuan Investment Enterprise, LLP, Huzhou Zhongze Jiameng Equity Investment Enterprise, LLP, Beijing Zhongyun Ronghui Investment Center, LLP and Guangzhou Lianzhan Enterprise Management Co., Ltd., which hold approximately 35.6%, 1.1%, 8.8%, 8.2%, 9.8%, 14.2%, 8.0%, 4.9%, 8.8% and 0.6% of the equity interests in the VIE, respectively.

Implication of Being a Company with the Holding Company Structure and the VIE Structure

The VIE Structure and its Associated Risks

We are a Cayman Islands holding company with no substantive operations. We carry out our business through the VIE and its subsidiaries in China, due to PRC regulatory restrictions on direct foreign ownership of companies that engage in VATS and other internet related business.

The VIE structure was established through a series of agreements entered into between WFOE, the VIE and its shareholders, comprising an exclusive business cooperation agreement, an equity interest pledge agreement, an exclusive option agreement, the shareholders’ power of attorney and spousal consent letters. The contractual arrangements allow us to (1) consolidate the financial results of the Affiliated Entities, (2) receive substantially all of the economic benefits of the Affiliated Entities, (3) have the pledge right over the equity interests in the VIE as the pledgee to secure its fulfillment of obligations, and (4) have an exclusive option to purchase all or part of the equity interests and assets in the VIE when and to the extent permitted by PRC law. As a result of our direct ownership in WFOE and the contractual arrangements with the VIE, we are the primary beneficiary of the VIE for accounting purposes, and, therefore, has consolidated the financial results of the Affiliated Entities into our consolidated financial statements in accordance with U.S. GAAP.

As of December 31, 2023 and 2024, the VIE and its subsidiaries accounted for an aggregate of 78.1% and 73.9%, respectively, of consolidated total assets and 83.3% and 75.1%, respectively, of our consolidated total liabilities. In 2022, 2023 and 2024, the VIE and its subsidiaries accounted for an aggregate of 94.6%, 93.9% and 84.2%, respectively, of our consolidated total net revenues.

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For a condensed consolidating schedule depicting the results of operation, financial position and cash flow for CCT, WFOE and the Affiliated Entities, see the section entitled “Item 3. Key Information — Financial Information Related to the Affiliated Entities” in our most recent annual report on Form 20-F, which is incorporated by reference herein.

The VIE structure involves unique risks to investors. It may not be as effective as direct ownership in providing us with control over the VIE or its subsidiaries, and we may incur substantial costs to enforce the terms of the arrangements. The agreements under the contractual arrangements among WFOE, the VIE and its shareholders have not been tested in a court of law. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding our rights with respect to our contractual arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws or regulations relating to the VIE structure will be adopted or, if adopted, what they would provide. The PRC regulatory authorities could disallow the VIE structure at any time in the future. If the PRC government deems that the contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in these operations. We, our subsidiaries and the Affiliated Entities, and investors of Class A Ordinary Shares face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the Affiliated Entities and us as a whole.

Cash and Asset Flows through Organization

Dividend Distribution and Taxation: In light of our holding company structure and the VIE structure, our ability to pay dividends to the shareholders, and to service any debt we may incur, may depend upon dividends paid by WFOE to us and service fees paid by the Affiliated Entities to WFOE, despite that we may obtain financing at the holding company level through other methods. However, the WFOE and the Affiliated Entities in China are subject to certain statutory reserve and solvency conditions before they can distribute dividends or make payment to us, which, if failed, may restrict their ability to pay dividends or make payment to us. Under PRC laws and regulations, WFOE is permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, WFOE and the Affiliated Entities are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. The statutory reserve fund requires that annual appropriations of 10% of net after-tax income should be set aside prior to payment of any dividends, until the aggregate amount of such fund reaches 50% of their registered capital. As a result of such restrictions under PRC laws and regulations, our PRC Subsidiaries and the Affiliated Entities are restricted in their ability to transfer a portion of their net assets to us either in the form of dividends, loans or advances, which restricted portion amounted to RMB328.5 million and RMB370.5 million as of December 31, 2023 and 2024, respectively. As of the date of this prospectus, none of us and our subsidiaries has made any dividends or distributions to our respective shareholder(s), including any U.S. investors, nor do we have any present plan to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of the respective our board of directors. As of the date of this prospectus, none of us, WFOE and the VIE intends to distribute earnings or settle amounts owed under the VIE agreements. Under Cayman Islands law, we may only pay dividends out of our profits, or out of monies otherwise available for dividend in accordance with the Cayman Companies Act, provided always that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Subject to the “passive foreign investment company” rules, the gross amount of any distribution that we make to a U.S. Holder (as defined in “Certain Material U.S. Federal Income Tax Consequences”) with respect to the Class A Ordinary Shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend for United States federal income tax purposes, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles.

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Foreign Exchange Restriction: We, the PRC Subsidiaries and the Affiliated Entities are subject to restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors. Under PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government imposes controls on the convertibility of RMB into foreign currencies and the remittance of funds out of China, which may restrict the transfer of cash between us, the PRC Subsidiaries, the Affiliated Entities or the investors. Under PRC laws and regulations, the PRC Subsidiaries and the Affiliated Entities are subject to certain restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by the PRC Subsidiaries out of China is also subject to certain procedures with the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of the PRC Subsidiaries and the net assets of the VIE in which we do not have legal ownership. While there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between us and our Hong Kong subsidiary, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to the Hong Kong subsidiary in the future, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, there can be no assurance that the PRC government will not impose restrictions on us, our subsidiaries and the Affiliated Entities to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong.

Transfer of Cash and Asset: Cash may be transferred within the group in the following manner: (1) we may transfer funds to our subsidiaries, including the PRC Subsidiaries, by way of capital contributions, inter-group advances or loans; (2) we and our subsidiaries may provide loans to the VIE and vice versa; (3) funds may be transferred from the VIE to WFOE, as service fees for services contemplated by the VIE agreements; and (4) our subsidiaries, including WFOE, may make dividends or other distributions to us. Cash is transferred within the group to satisfy working capital requirement of the respective operating entities, and is managed by our finance department based on fund control policy and procedure. Neither we nor our subsidiaries are able to make direct capital contributions to the VIE or its subsidiaries, and the VIE is not able to make dividends or other distributions to us. In 2022, cash in the form of loans in the amount of RMB34.8 million was transferred from CCT and its PRC Subsidiaries to the Affiliated Entities. In 2023, the repayment of the loans in the amount of RMB63.5 million was transferred from the Affiliated Entities to CCT and its PRC Subsidiaries. In 2024, the repayment of the loans in the amount of RMB87.8 million was transferred from the Affiliated Entities to CCT and its PRC Subsidiaries. As of the date of this prospectus, no other transfers, dividends or distributions have been made among us, our subsidiaries and the VIE, or to investors; and no other cash flows and transfers of other assets by type have occurred between us, the PRC Subsidiaries, and the VIE.

As an offshore holding company, we may use the proceeds of our offshore fund-raising activities to provide loans or make capital contributions to the PRC Subsidiaries or provide loans to the VIE, in each case subject to the satisfaction of applicable regulatory requirements. See “— Dividend Distribution and Taxation” and “— Foreign Exchange Restriction.”

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The Holding Foreign Companies Accountable Act

We are subject to a number of prohibitions, restrictions and potential delisting risk under the HFCAA. Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to this determination. In August 2022, the PCAOB, the CSRC and the Ministry of Finance of the PRC signed the Statement of Protocol, which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed the mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the year ended December 31, 2024 on April 18, 2025.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in the mainland China and Hong Kong, among other jurisdictions. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Our auditor, PricewaterhouseCoopers Zhong Tian LLP, is an independent registered public accounting firm headquartered in Shanghai, China. As such, if the PRC government adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, or if our registered public accounting firm otherwise fails to meet the PCAOB’s requirements for two consecutive years, our securities will be delisted from the Nasdaq Stock Market and will not be permitted for trading over the counter in the United States under the HFCAA and related regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Trading in our securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment” in our 2024 20-F for details.

Regulatory Matters

CAC Approval

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law (the “Opinions”). The Opinions stressed the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-related overseas listed companies.

On November 14, 2021, the CAC promulgated the draft Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft CAC Regulation”), which has not yet become effective. The Draft CAC Regulation provides that data processors that conduct the following activities must apply for cybersecurity review: (1) merger, reorganization or spin-off of Internet platform operators holding a large amount of data resources related to national security, economic development or public interests, which may have an adverse effect on national security; (2) data processors intending to list their securities on a foreign stock exchange that handle personal information of more than one million people; (3) data processors intending to list their securities on a stock exchange in Hong Kong which may have an adverse effect on national security; and (4) other data processing activities that may have an adverse effect on national security.

On December 28, 2021, the CAC, jointly with 12 other governmental authorities, promulgated the revised Cybersecurity Review Measures (2021), which became effective on February 15, 2022. According to the Cybersecurity Review Measures (2021), critical information infrastructure operators that intend to purchase internet products and services which may have an adverse effect on national security must apply for cybersecurity review. Meanwhile, online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review. In the meantime, the governmental authorities have the discretion to initiate a cybersecurity review on any data processing activity if they deem such a data processing activity affects or may affect national security. The specific implementation rules on cybersecurity review are subject to further clarification by subsequent regulations.

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On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-Border Transfer of Data, which took effect on September 1, 2022. These measures aim to regulate cross-border transfers of data, requiring among other things, that data processors that provide data to overseas apply to CAC for security assessments if: (1) data processors provide important data to overseas parties; (2) critical information infrastructure operators and data processors process personal information of more than one million individuals provide personal information to overseas parties; (3) data processors that have cumulatively provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas parties since January 1 of the previous year, provide personal information to overseas parties; and (4) other scenarios required by the CAC to apply for security assessments are met. In addition, these measures require data processors to carry out self-assessments of risks of providing data to overseas parties before applying to the CAC for security assessments.

On August 3, 2023, the CAC published the Administrative Measures for Personal Information Protection Compliance Audits (Draft for Comment) , which has not yet become effective. According to such draft, the term “compliance audit of personal information protection” refers to the supervisory activities that review and evaluate whether the personal information processing activities performed by personal information processors comply with laws and administrative regulations. Personal information processors that process personal information of more than one million individuals shall carry out a compliance audit of personal information protection at least once a year. Other personal information processors are required to conduct a compliance audit of personal information protection at least once every two years.

Given that the above-mentioned newly promulgated laws, regulations and policies were recently promulgated or issued, and some of them have not yet taken effect (as applicable), their interpretation, application and enforcement are subject to substantial uncertainties. We believe that such requirement for cybersecurity review under the Draft CAC Regulation, if effective in the current form, and revised Cybersecurity Review Measures (2021), are applicable to the PRC Subsidiaries and the VIE. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021), we have applied for and completed a cybersecurity review with respect to our overseas listing pursuant to the Cybersecurity Review Measures (2021).

See also “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment” in our 2024 20-F.

CSRC Filing

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated relevant supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures will comprehensively improve and reform the existing regulatory regime for overseas offering and listing of PRC domestic companies’ securities and will regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime.

According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

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The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provides that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Guidance for Application of Regulatory Rules – Overseas Offering and Listing No. 1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction. In addition, according to the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Enterprises published by CSRC on its official website on February 17, 2023, companies that have already been listed on overseas stock exchanges prior to March 31, 2023 or the companies that have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing prior to March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, but are required to make filings for subsequent offerings in accordance with the Overseas Listing Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing prior to March 31, 2023 may arrange for the filing within a reasonable time period and should complete the required CSRC filing procedure, the completion of which will be published on the CSRC website, before such companies’ overseas issuance and listing.

We completed the filing procedures in connection with the Business Combination under the Overseas Listing Trial Measures on September 14, 2023, and the result of such CSRC approval was posted on the official website of the CSRC on the same date. As advised by our PRC legal counsel, Han Kun Law Offices, we are not required to complete the CSRC filing procedures and obtain the CSRC approval under the Overseas Listing Trial Measures in connection with the resale of Registered Securities by the Selling Securityholders as described in this prospectus, because the resale of Registered Securities, including the Class A Ordinary Shares issuable from the exercise of Warrants, does not involve the issuance of new securities of our Company that have not been previously included in our filing with the CSRC in connection with the Business Combination.

Pursuant to the Overseas Listing Trial Measures, we may need to complete filing procedures for future offshore fund-raising activities, including conducting follow-on offering in the United States. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listing Trial Measures may result in forced rectification, warnings and fines against us and could materially hinder our ability to raise fund overseas.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration released the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Archives Rules”), which became effective on March 31, 2023. The Archives Rules regulate both overseas direct offerings and overseas indirect offerings, providing that, among other things:

●	in relation to the overseas listing activities of PRC enterprises, the PRC enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities;

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●	during the course of an overseas offering and listing, if a PRC enterprise needs to publicly disclose or provide to securities companies or securities service providers and overseas regulators, any materials that contain relevant state secrets, government work secrets or information that has a sensitive impact (i.e. be detrimental to national security or the public interest if divulged), the PRC enterprise should complete the relevant approval/filing and other regulatory procedures; and

●	working papers produced in the PRC by securities companies and securities service providers, which provide PRC enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and competent PRC authorities must approve the transmission of all such working papers to recipients outside the PRC.

Any failure or perceived failure by us to comply with the Archives Rules and the confidentiality requirements and other PRC laws and regulations may result in us being held legally liable by competent authorities.

See also “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The filing with the CSRC may be required in connection with future overseas fund-raising activities, and we cannot predict whether we will be able to obtain such approval or complete such filing” in our 2024 20-F.

Regulatory Licenses for Our Operations in China

Many aspects of our business depend on obtaining and maintaining licenses, approvals, permits or qualifications from PRC regulators. Obtaining such approvals, licenses, permits or qualifications depends on our compliance with regulatory requirements. PRC regulatory authorities also have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement laws and regulations. Based on PRC laws and regulations currently in effect and the legal advice of our PRC legal counsel, Han Kun Law Offices, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC Subsidiaries and the Affiliated Entities have obtained the following licenses and approvals necessary to operate in China as of the date of this prospectus: (1) each of the PRC Subsidiaries and the Affiliated Entities has obtained a business license; (2) the VIE, through which the PRC Subsidiaries conduct their VATS business, has obtained a value-added telecommunications license for internet information services; and (3) Cheche Insurance Sales & Service Co., Ltd. has obtained the insurance intermediary license. Apart from these licenses and approvals, the PRC Subsidiaries and the Affiliated Entities may not be able to maintain existing licenses, permits and approvals and the government authorities may subsequently require the PRC Subsidiaries and the Affiliated Entities to obtain any additional licenses, permits and approvals. If the PRC Subsidiaries and the Affiliated Entities fail to obtain the necessary licenses, permits and approvals or inadvertently conclude that any permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and the PRC Subsidiaries or the Affiliated Entities are required to obtain such permissions or approvals in the future, the PRC Subsidiaries and the Affiliated Entities may be subject to fines, confiscation of revenues generated from incompliant operations or the suspension of relevant operations. The PRC Subsidiaries and the Affiliated Entities may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact us.

Recent Developments

On November 15, 2024, we received a written notice from the Listing Qualifications Department of Nasdaq, notifying us that we were no longer in compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules, as our closing bid price per Class A Ordinary Share had been below US$1.00 for a period of 30 consecutive business days. On March 10, 2025, the Listing Qualifications Department of Nasdaq issued a notification letter, confirming that we have regained compliance and the matter has been closed. See “Risk Factors — Risks Relating to our Securities and this Offering— If we do not satisfy the requirements for continued listing on Nasdaq Stock Market, the Class A Ordinary Share could be suspended for trading or delisted from Nasdaq.”

Summary of Risk Factors

Our business and our industry are subject to significant risks. Before you decide to buy our securities, you should carefully consider all risk factors set forth in our most recent annual report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, including the following risk factors, in evaluating our business. If any of these risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Forward-Looking Statements.”

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Risks Related to Our Business and Industry

Risks and uncertainties relating to our business and industry include, but are not limited to, the following:

●	Risks related to competition and a rapidly evolving market. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We operate in a highly competitive and rapidly evolving market, which makes it difficult to evaluate our prospects” in our 2024 20-F.

●	Risks related to China’s digital insurance and the automotive industries. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our business is subject to risks related to China’s digital insurance and the automotive industries” in our 2024 20-F.

●	Risks related to the evolving regulatory environment. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our business is subject to complex and evolving laws and regulations, many of which are subject to change and uncertain interpretation, which could result in changes to our business practices, reduced revenue and increased compliance costs or otherwise harm our business. Any failure to comply with laws or regulations may subject us to fines, injunctions and other penalties that could harm our business” in our 2024 20-F.

●	Failure to obtain or maintain necessary permits. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Failure to obtain or maintain permits necessary for our operations may subject us to regulatory penalties or require us to adjust our business model” in our 2024 20-F.

●	Our historical net loss and net cash outflow. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We have historically incurred net losses and negative operating cash flows, and may not achieve or maintain profitability in the future” in our 2024 20-F.

●	Uncertainties in our strategic business expansion. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our effort to expand into the non-auto insurance market and diversify our revenues may not be successful” in our 2024 20-F.

Risks Related to Our Corporate Structure

We carry out our business in China primarily through WFOE and our contractual arrangements with the Affiliated Entities. We are therefore subject to various legal and operational risks and uncertainties related to our corporate structure, which could materially and adversely affect our operations, cause the value of our securities to significantly decline or become worthless. Such risks and uncertainties include, but are not limited to, the following:

●	The validity of our corporate structure. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—If the PRC government determines that the contractual arrangements in relation to the VIE structure do not comply with PRC regulatory restrictions on foreign investment in certain industries, or if these regulations or the way they are interpreted change, we, the PRC Subsidiaries and the Affiliated Entities could be subject to severe penalties or be forced to relinquish their interests in those operations, and the Class A Ordinary Shares may decline in value or become worthless” in our 2024 20-F.

●	Adverse tax consequences in relation to our corporate structure. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—Contractual arrangements with the VIE may result in adverse tax consequences to us, the PRC Subsidiaries or the Affiliated Entities” in our 2024 20-F.

●	Contractual arrangements may not be as effective as direct ownership. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We and the PRC Subsidiaries rely on contractual arrangements with the VIE and the VIE’s shareholders to operate their business, which may not be as effective as direct ownership in providing operational control” in our 2024 20-F.

●	Failure by the VIE or its shareholders to perform their obligations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—Any failure by the VIE or its shareholders to perform their obligations under their contractual arrangements with WFOE would materially adversely affect the business, financial condition and results of operations of us and the PRC Subsidiaries” in our 2024 20-F.

●	Potential conflicts of interest in relation to our corporate structure. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—VIE’s shareholders may have potential conflicts of interest with us, the PRC Subsidiaries and the Affiliated Entities, which may materially adversely affect the business and financial condition of us and the PRC Subsidiaries” in our 2024 20-F.

●	Limitations imposed on the ability of the PRC Subsidiaries to pay dividends. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We may rely principally on dividends and other distributions on equity paid by the PRC Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of the PRC Subsidiaries to pay dividends to us could adversely affect our ability to conduct our business” in our 2024 20-F.

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●	Regulations on loans to and direct investment in PRC entities by offshore holding companies and currency conversion. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure— PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from offshore fund-raising activities, to make loans or additional capital contributions to the PRC Subsidiaries, which could materially adversely affect our liquidity and our ability to fund and expand our business” in our 2024 20-F.

Risks Related to Doing Business in China

We face various legal and operational risks and uncertainties related to being based in and having significant operations in China, and therefore are subject to risks associated with doing business in China generally. Risks and uncertainties related to doing business in China could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer our securities to investors, and cause the value of our securities to significantly decline or become worthless. Such risks and uncertainties include, but not limited to, the following:

●	Chinese government has significant authority to intervene or influence our operations at any time, and to exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The PRC government has significant authority to exert influence on the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as us. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations, financial condition, and the value of our securities” in our 2024 20-F.

●	Recent regulatory developments in China may subject us to additional regulatory review. For example, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The filing with the CSRC may be required in connection with future overseas fund-raising activities, and we cannot predict whether we will be able to obtain such approval or complete such filing” in our 2024 20-F.

●	Our securities may be delisted under the HFCAA if the PCAOB is unable to inspect auditors who are located in mainland China and Hong Kong. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Trading in our securities on any U.S. stock exchange or the U.S. over-the-counter market may be prohibited under the HFCAA if the PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment” in our 2024 20-F.

●	We are subject to impact from PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business” in our 2024 20-F.

●	We are subject to uncertainties with respect to the PRC legal system, including such relating to the enforcement of rules and regulations in China and the risk that rules and regulations can change quickly with little advance notice. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could materially adversely affect our business” in our 2024 20-F.

Risks Related to Our Securities and this Offering

●	The price of our securities may be volatile, and the value of our securities may decline.

●	If we do not satisfy the requirements for continued listing on Nasdaq Stock Market, the Class A Ordinary Share could be suspended for trading or delisted from Nasdaq.

●	The Warrants to purchase Class A Ordinary Shares will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

●	Sales of the Registered Securities, or the perception of such sales, by the Selling Securityholders pursuant to this prospectus in the public market or otherwise could cause the market price for our Class A Ordinary Shares to decline.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are not subject to U.S. proxy rules and are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the law of the Cayman Islands, and will conduct substantially all of our operations in China, and a majority of our directors and executive officers will reside outside of the United States.

See also “Item 3. Key Information—D. Risk Factors—Risks Related to Our Securities” in our 2024 20-F for details.

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Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, we are permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, we are not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. We intend to follow its home country’s corporate governance practices as long as it remains a foreign private issuer. As a result, our shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, we are also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

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THE RESALE OFFERING

The summary below describes the principal terms of the resale offering. The “Description of Share Capital” and “Description of Warrants” sections of this prospectus contains a more detailed description of the Class A Ordinary Shares and the Warrants.

Issuance of Ordinary Shares Pursuant to Exercise of Warrants

Ordinary Shares issued and outstanding prior to exercise of all Warrants	62,178,240 Class A Ordinary Shares and 18,596,504 Class B Ordinary Shares

Ordinary Shares issuable upon exercise of all Warrants registered herein	10,545,057 Class A Ordinary Shares

Use of proceeds

We will receive up to an aggregate of $121,268,155.50 from the exercise of all Warrants, assuming the exercise in full of all of the Warrants for cash. The exercise price of the Warrants is $11.50 per share, subject to adjustment as described herein. The closing price of our Class A Ordinary Shares on Nasdaq on April 25, 2025 was $0.9143 per share. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Ordinary Shares. Based on the closing price of our Class A Ordinary Shares at $0.9143 on April 25, 2025, which is less than the exercise price of $11.50 per share pursuant to the terms of the Warrants, we believe holders of the Warrants will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants. To the extent that we receive any net proceeds in connection with the exercise of Warrants, we expect to use such net proceeds for general corporate purposes.

See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Resale of Class A Ordinary Shares and Warrants

Class A Ordinary Shares offered by the Selling Securityholders	Up to 55,377,774 Class A Ordinary Shares, consisting of

●	45,741,933 Class A Ordinary Shares beneficially owned by certain former shareholder of CCT;

●	4,975,280 Sponsor Shares;

●	2,860,561 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants; and

●	1,800,000 PIPE Shares.

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Use of proceeds	All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

Warrants offered by the Selling Securityholders	Up to 2,860,561 Sponsor Warrants

Offering price	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Warrants issued and outstanding	10,608,609 warrants, consisting of 10,545,057 Warrants and 63,552 Innoven Warrants

Dividend Policy	We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Lock-up arrangement	The securities being registered for resale by the Sponsor are subject to lock-up requirement of up to two years following the consummation of the Business Combination. The lock-up requirements will cease to apply after the date on which the closing price of the Class A Ordinary Shares equals or exceeds $12.50 per share for any 20 trading days within any 30-trading-day period commencing after the consummation of the Business Combination.

Market for our Ordinary Shares and Warrants	Our Class A Ordinary Shares and Warrants are listed on Nasdaq under the trading symbols “CCG” and “CCGWW,” respectively.

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

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RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider all risk factors set forth in our most recent annual report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. If any of these risks actually occurs, our business, financial condition and results of operations could suffer. As a result, the market price of our securities would decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Any global systemic economic and financial crisis could negatively affect our business, financial condition and results of operations.

Our business, financial condition and results of operations may be negatively impacted by any prolonged slowdown in the global or Chinese economy. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of Chinese economic growth since 2012, which may continue. The market panics over the global outbreak of coronavirus COVID-19 and the drop in oil price have materially and negatively affected the global financial markets in March 2020, which may cause a potential slowdown of the world’s economy. There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets, concerns over the significant potential changes to United States trade policies, treaties and tariffs, including trade policies and tariffs regarding China, concerns about the economic effect of the relationship between China and surrounding Asian countries, and concerns over the rising level of inflation and worries that efforts to curb inflation may result in recession. For instance, if the inflation intensifies in China, we may have to increase the price level of our solutions while our costs and operating expenses may also increase in the meantime. In that case, our profit margin will depend on our ability to pass on the additional costs and operating expenses to our customers. In addition, a rising inflation level will also have a negative impact on enterprises’ purchasing power on our customized insurance plans, which will in turn reduce the demand of our solutions and negatively affect our business, financial condition and results of operations.

The United States government has made statements and taken certain actions that may lead to changes in United States and international trade policies towards China. It remains unclear what additional actions, if any, will be taken by the United States or other governments with respect to international trade agreements, the imposition of tariffs on goods imported into the United States, tax policy related to international commerce, or other trade matters. In February and March 2025, the United States administration imposed an additional 20% duty on Chinese imports. Subsequently, authorities in China announced tariffs over selected United States products and regulatory investigation against United States companies in response to the tariff imposed by the United States. Furthermore, on April 2, 2025, President Trump announced that the United States would impose a 10% tariff on all countries, effective on April 5, 2025, and an individualized reciprocal higher tariff on countries with which the United States has the largest trade deficits, including a 34% additional reciprocal tariff on goods imported from China that brings the total tariff rate to 54%. On April 4, 2025, the Foreign Ministry of China announced that China would impose a retaliatory 34% tariff on goods imported from the United States. On April 8, 2025, President Trump announced to impose an additional 50% tariff on Chinese imports. The Trump administration proceeded to implement a 104% tariff on goods imported from China on April 9, 2025. Subsequently, on April 10, 2025, President Trump announced a temporary suspension of reciprocal tariff measures targeting most U.S. trading partners for a 90-day period, while concurrently escalating tariffs on Chinese goods, which is currently 245% with limited exceptions and may become higher in the future. On April 12, 2025, the State Council further announced that China would escalate the retaliatory tariff to 125% on goods imported from the United States. This sequence of actions underscored a strategic recalibration of the United States trade policy, emphasizing heightened pressure on international trades. We are closely monitoring potential changes in international trade policy and assessing the potential impact of these and other trade policy changes on our business operations and financial performance.

The price of our securities may be volatile, and the value of our securities may decline.

We cannot predict the prices at which our securities will trade. The price of our securities may not bear any relationship to the market price at which our securities traded or to any other established criteria of the value of our business and prospects, and the market price of our securities may fluctuate substantially. In addition, the trading price of our securities have been, and is likely to continue to be volatile, and could fluctuate widely in in response to various factors, some of which are beyond our control. For example, the high and low closing prices of our Class A Ordinary Shares since the completion of the Business Combination were $200.00 and $0.56, respectively. The volatility of and fluctuations in the trading price of our Class A Ordinary Shares could cause you to lose all or part of your investment. Factors that could cause fluctuations in the trading price of our securities include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in our projected operating and financial results;

●	changes in laws or regulations applicable to our business;

●	announcements by our or our competitors of significant business developments, acquisitions or new offerings;

●	sales of our securities by our shareholders or warrant holders, including the sales of the Registered Securities as described in this prospectus;

●	significant breaches of, disruptions to or other incidents involving our information technology systems or those of our business partners;

●	our involvement in material litigation;

●	conditions or developments affecting the digital insurance industry in China;

●	changes in senior management or key personnel;

●	the trading volume of our securities;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

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If we do not satisfy the requirements for continued listing on Nasdaq Stock Market, the Class A Ordinary Shares could be suspended for trading or delisted from Nasdaq.

The Class A Ordinary Shares are currently listed on the Nasdaq Global Market. The Nasdaq Listing Rules has minimum requirements that a company must meet for continued listing on the Nasdaq Global Market.

On November 15, 2024, we received a written notice from the Listing Qualifications Department of Nasdaq, notifying us that we were no longer in compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules, as our closing bid price per Class A Ordinary Share had been below US$1.00 for a period of 30 consecutive business days. On March 10, 2025, the Listing Qualifications Department of Nasdaq issued a notification letter, confirming that we have regained compliance and the matter has been closed.

Nevertheless, we cannot assure you that we will always be able to continue to meet the financial and corporate governance requirements to qualify for continued listing, including the minimum bid price requirement of the Nasdaq Listing Rules. The issuance and sale of any securities in the future may be dilutive to our existing shareholders and may cause the price of the Class A Ordinary Shares to decline, which may prevent us from being able to maintain compliance with the minimum bid price requirement of Nasdaq Listing Rules, and result in the Class A Ordinary Shares being suspended or delisted from the Nasdaq Global Market. If a suspension or delisting of the Class A Ordinary Shares were to occur, there would be significantly less liquidity in the suspended or delisted Class A Ordinary Shares. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired.

The Warrants to purchase Class A Ordinary Shares will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

As of the date of this prospectus, there are 10,608,609 warrants issued and outstanding, consisting of 10,545,057 Warrants and 63,552 Innoven Warrants. The Warrants will not become exercisable until 30 days after the Closing (provided that at the time of such exercise a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares underlying the Public Warrants is effective and a prospectus relating thereto is current), and will expire five years after the Closing. The registration statement of Form F-3, of which this prospectus is a part, covers the issuance of the Class A Ordinary Shares underlying the Warrants. Each Warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per whole share, subject to adjustment. The Warrants may be exercised only for a whole number of Class A Ordinary Shares. To the extent the Warrants and the Innoven Warrants are exercised, additional Class A Ordinary Shares will be issued, which will result in dilution to the then-existing holders of Class A Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of Class A Ordinary Shares. The exclusive forum provision in the amended and restated warrant agreement can result in increased costs to investors to bring a claim.

A significant portion of our outstanding shares may be sold in the public market, which could cause the market price for our Class A Ordinary Shares to decline.

The sale of our Class A Ordinary Shares by existing shareholders in the public market, or the perception that such sales could occur, could increase the volatility of the market price of the Class A Ordinary Shares or result in a significant decline in the public trading price of the Class A Ordinary Shares, even if our business is doing well. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

The lock-up restrictions applicable to former shareholder of CCT expired on March 14, 2024. Furthermore, an aggregate of 4,261,052 Class A Ordinary Shares as well as 2,860,561 Warrants (collectively, the “Sponsor Securities”) held by the Sponsor and its affiliates are subject to lock-up and transfer restrictions pursuant to the terms of the Sponsor Support Agreement dated January 29, 2023, as amended on September 13, 2023, which may not be released until the earliest of (1) the consummation of a change of control of us after the Acquisition Closing, (2) the first date that the closing price of the Class A Ordinary Shares equals or is greater than $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period after the first anniversary of Acquisition Closing, (3) with respect to twenty seven and one half percent (27.5%) of the Sponsor Securities six months after the Acquisition Closing (i.e., March 14, 2024), (4) with respect to an additional twenty seven and one half percent (27.5%) of the Sponsor Securities twelve months after the Acquisition Closing (i.e., September 14, 2024), and (5) with respect to forty five percent (45.0%) of the Sponsor Securities twenty four months after the Acquisition Closing. Following the expiration of the applicable lock-up period described in this this prospectus and as restrictions on resale end and registration statements are available for use, the market price of the Class A Ordinary Shares could decline if the holders of restricted or locked up shares sell them or are perceived by the market as intending to sell them. These sales, or the perception in the market that such sales could occur, could reduce the market price of the Class A Ordinary Shares.

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Our Warrants may never be in the money, and they may expire worthless.

The exercise price for our Warrants is $11.50 per share (subject to adjustment as described in the A&R Warrant Agreement), which exceeds the market price of our Class A Ordinary Shares, which was $0.9143 based on the closing price of our Class A Ordinary Shares on Nasdaq on April 25, 2025. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Ordinary Shares. If the market price for our Class A Ordinary Shares is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants.

Sales of the Registered Securities, or the perception of such sales, by the Selling Securityholders pursuant to this prospectus in the public market or otherwise could cause the market price for our Class A Ordinary Shares to decline.

The sale of the Registered Securities in the public market or otherwise, including sales pursuant to this prospectus or any prospectus supplement, or the perception that such sales could occur, could increase the volatility of the market price of the Class A Ordinary Shares or result in a significant decline in the public trading price of the Class A Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Resales of the Registered Securities may cause the market price of our securities to drop significantly, even if our business is doing well.

This prospectus relates to the potential offer and sale from time to time by the Selling Securityholders of up to (A) 55,377,774 Class A Ordinary Shares, which include (1) an aggregate of 45,741,933 Class A Ordinary Shares beneficially owned by certain former shareholders of CCT”, which, without accounting for any share transfer between the then shareholders of CCT, were acquired by Tank Stone Ltd. at a price of approximately RMB0.0419 per share, CISG Holdings Ltd. at a price of approximately $6.4886 per share, CICW Holdings Limited at a price of approximately RMB1.3263 per share, Dongprosper Holdings Limited at a price of approximately RMB0.0347 per share, Ruiyuan Technology Holdings Limited at a price of approximately RMB6.7111 per share, Beijing Zhongyun Ronghui Investment Center, LLP and Ningbo Shiwei Enterprise Management Partnership (L.P.) at a price of approximately RMB5.4054 per share (in Series A investment) and RMB21.1516 per share (in Series B investment), respectively, Lian Jia Enterprises Limited and EAGLE ROVER LTD. at a price of approximately RMB21.1516 per share, respectively, United Gemini Holdings Limited at a price of approximately RMB46.7232 per share, entities affiliated with Yong He and entities affiliated with Tencent Holding Limited at a price of approximately $7.1608 per share, respectively; (2) 4,975,280 Sponsor Shares, of which (i) 4,341,052 Sponsor Shares were exchanged from 4,341,052 Class B ordinary shares of Prime Impact purchased by the Sponsor at a price of approximately $0.003 per share, and (ii) 634,228 Sponsor Shares were acquired by the Sponsor at a price of $10.00 per share; (3) 2,860,561 Class A Ordinary Shares issuable upon the exercise of the Sponsor Warrants; (4) 1,800,000 PIPE Shares issued to certain investors pursuant to certain private placement transactions on the September 11, 2023, at a price of $10.00 per share; and (B) 2,860,561 Sponsor Warrants, which were initially purchased by the Sponsor for a total consideration of $8.6 million (representing a purchase price of $3.0 per Sponsor Warrant, after taking account of the forfeiture of 2,860,561 Sponsor Warrants in connection with the Business Combination).

Subject to the lock-up restrictions described in this prospectus under the section titled “Plan of Distribution,” the Selling Securityholders can sell, under this prospectus, up to 55,377,774 Class A Ordinary Shares constituting approximately 66.2% of our issued and outstanding Ordinary Shares as of the date of this prospectus (assuming full exercise of all the Warrants). Despite a potential decline in the public trading price of the Class A Ordinary Shares, certain Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus as they have acquired the securities registered hereunder at prices substantially below current market prices, and may therefore have an incentive to sell their securities. For example, based on the closing price of our Class A Ordinary Shares at $0.9143 on April 25, 2025, former members of the Sponsor and certain former directors of Prime Impact may experience a potential profit of up to $0.9113 per share with respect to the Sponsor Shares they hold; and the former shareholders of CCT may experience a potential profit of up to $0.8724 per share. The Sponsor and holders of Public Warrants may experience a potential profit on their Warrants if the price of our Class A Ordinary Shares exceeds $11.50 per share.

Public securityholders who purchased our securities at higher prices than the Selling Securityholders may experience lower rates of return (if any) than the Selling Securityholders, due to differences in purchase price and the potential trading price at which they may be able to sell. Given the substantial number of the Registered Securities for potential resale by the Selling Securityholders pursuant to this prospectus, the resale of the Registered Securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to resell all or a significant portion of the Registered Securities, could increase the volatility of the market price of our Class A Ordinary Shares or result in a significant decline in the public trading price of our Class A Ordinary Shares.

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USE OF PROCEEDS

We will receive proceeds of up to an aggregate of $121,268,155.50 from the exercise of the Warrants if all of the Warrants are exercised for cash. We expect to use the net proceeds from the exercise of Warrants for general corporate purposes. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Ordinary Shares. Based on the closing price of our Class A Ordinary Shares at $0.9143 on April 25, 2025, which is less than the exercise price of $11.50 per share pursuant to the terms of the Warrants, we believe holders of the Warrants will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants. The amount of cash we would receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis.

We will not receive any proceeds from any sale of the securities registered hereby by the Selling Securityholders. With respect to the registration of the securities being offered by the Selling Securityholders, the Selling Securityholders will pay any underwriting discounts and commissions incurred by them in disposing of such securities, and fees and expenses of legal counsel representing the Selling Securityholders. We have borne all other costs, fees and expenses incurred in effecting the registration of the Registered Securities, such as registration and filing fees and fees of our counsel and our independent registered public accountants.

We intend to use the net proceeds from the sale of the securities we sell in the primary offering as set forth in the applicable prospectus supplement(s).

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DIVIDEND POLICY

We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

In light of our holding company structure and the VIE structure, our ability to pay dividends to the shareholders, and to service any debt we may incur, may depend upon dividends paid by WFOE to us and service fees paid by the Affiliated Entities to WFOE, despite that we may obtain financing at the holding company level through other methods. However, the WFOE and the Affiliated Entities in China are subject to certain statutory reserve and solvency conditions before they can distribute dividends or make payment to us, which, if failed, may restrict their ability to pay dividends or make payment to us. Under PRC laws and regulations, WFOE is permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, WFOE and the Affiliated Entities are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. The statutory reserve fund requires that annual appropriations of 10% of net after-tax income should be set aside prior to payment of any dividends, until the aggregate amount of such fund reaches 50% of their registered capital. As a result of such restrictions under PRC laws and regulations, our PRC Subsidiaries and the Affiliated Entities are restricted in their ability to transfer a portion of their net assets to us either in the form of dividends, loans or advances, which restricted portion amounted to RMB328.5 million and RMB370.5 million as of December 31, 2023 and 2024, respectively.

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ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We conduct substantially all of our operations outside the United States, and substantially all of our assets are located outside the United States. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East, 42th Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Harney Westwood & Riegels, our counsel as to Cayman Islands law, that the Cayman Islands are not a party to any treaties for the reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize and enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provision of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

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We have also been advised by Harney Westwood & Riegels that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

PRC

Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Han Kun Law Offices has further advised that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against it or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC for disputes relating to contracts or other property interests if they can establish sufficient connection to the PRC for a PRC court to have jurisdiction and meet other procedural requirements. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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SELLING SECURITYHOLDERS

This prospectus relates to, among other things, the registration and resale by the Selling Securityholders of up to (1) 55,377,774 Class A Ordinary Shares, consisting of (i) 45,741,933 Class A Ordinary Shares beneficially owned by certain former shareholders of CCT; (ii) 4,975,280 Sponsor Shares and 2,860,561 Class A Ordinary Shares underlying the Sponsor Warrants; and (iii) 1,800,000 PIPE Shares; and (2) 2,860,561 Sponsor Warrants. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of the persons named in the table below.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering securities for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section entitled “Item 4. Information on the Company—A. History and Development of the Company—Additional Agreements in connection with the Business Combination—Sponsor Support Agreement” in our most recent annual report on Form 20-F, which is incorporated by reference herein.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

The securities owned by the persons named below do not have voting rights different from the securities owned by other holders.

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	Securities beneficially owned prior to this offering			Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Class A Ordinary Shares	%(1)	Warrant	Class A Ordinary Shares	Warrant	Class A Ordinary Shares(1) (2)	%(1) (2)	Warrant
Beijing Zhongyun Ronghui Investment Center, LLP(3)	4,979,556	6.0	0	4,979,556	0	0	0	0
Cicw Holdings Limited(4)	7,615,380	9.1	0	7,615,380	0	0	0	0
CISG Holdings Ltd. (5)	2,106,895	2.5	0	2,106,895	0	0	0	0
Dongprosper Holdings Limited(6)	575,789	0.7	0	575,789	0	0	0	0
Eagle Rover Ltd. (7)	2,836,668	3.4	0	2,836,668	0	0	0	0
LIAN JIA ENTERPRISES LIMITED(8)	4,727,780	5.7	0	4,727,780	0	0	0	0
NINGBO SHIWEI ENTERPRISE MANAGEMENT PARTNERSHIP (L.P.) (9)	1,029,257	1.2	0	1,029,257	0	0	0	0
Mark Patrick Long(10)	3,527,920	4.2	1,430,280	3,527,920	1,430,280	0	0	0
Michael Cordano(11)	3,527,921	4.2	1,430,281	3,527,921	1,430,281	0	0	0
Prime Impact Liquidation LLC(12)	700,000	0.8	0	700,000	0	0	0	0
Ruiyuan Technology Holdings Limited(13)	4,470,234	5.3	0	4,470,234	0	0	0	0
Tank Stone Ltd. (14)	2,885,826	3.5	0	2,885,826	0	0	0	0
Entities affiliated with Tencent Holdings Ltd(15)	11,172,000	13.4	0	11,172,000	0	0	0	0
Entities affiliated with Yong He(16)	2,914,495	3.5	0	2,914,495	0	0	0	0
World Dynamics Limited(17)	1,300,000	1.6	0	1,300,000	0	0	0	0
Goldrock Holdings Limited(18)	500,000	0.6	0	500,000	0	0	0	0
Roger Crockett(19)	20,000	*	0	20,000	0	0	0	0
Dixon Doll(19)	20,000	*	0	20,000	0	0	0	0
Keyur Patel(19)	20,000	*	0	20,000	0	0	0	0
Joanna Strober(19)	20,000	*	0	20,000	0	0	0	0
United Gemini Holdings Limited (20)	428,053	0.5	0	428,053	0	0		0
Total	55,377,774	66.2	2,860,561	55,377,774	2,860,561	0	0	0

*	representing shareholding less than 1.0%

(1)	The percentage of beneficial ownership is calculated based on 83,641,615 Ordinary Shares issued and outstanding the date of this prospectus (excluding 709,432 Class A Ordinary Shares held in treasury), consisting of (i) 65,045,111 Class A Ordinary Shares and (ii) 18,596,504 Class B Ordinary Shares, and does not include 10,608,609 Class A Ordinary Shares issuable upon the exercise of our Warrants.

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(2)	Assumes the sale of all Registered Securities offered in this prospectus.

(3)	Beijing Zhongyun Ronghui Investment Center, LLP is limited liability partnership organized incorporated under the laws of the PRC. The address of Beijing Zhongyun Ronghui Investment Center, LLP is Room 2-06, Block C, Software Plaza, Building 4, No. 8, Dongbeiwang West Road, Haidian District, Beijing, China. Beijing Zhongyun Ronghui Investment Center, LLP’s general partner is Beijing Tianyun Ronghui Management Co., Ltd., which is ultimately controlled by Suning Tian.

(4)	Cicw Holdings Limited is a company incorporated under the laws of the British Virgin Islands. The registered address of Cicw Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Cicw Holdings Limited is controlled by Feng Zhang, a director of the VIE. The business address of Feng Zhang is 8/F, Desheng Hopson Fortune Plaza, 13-1 Deshengmenwai Avenue Xicheng District, Beijing 100088, China.

(5)	CISG Holdings Ltd is a company incorporated under the laws of the British Virgin Islands. The registered address of CISG Holdings Ltd. is P O Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(6)	Dongprosper Holdings Limited is a company incorporated under the laws of the British Virgin Islands. The registered address of Dongprosper Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(7)	Eagle Rover Ltd. is a company incorporated under the laws of the British Virgin Islands. The registered address of Eagle Rover Ltd. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(8)	LIAN JIA ENTERPRISES LIMITED is a company incorporated under the laws of the British Virgin Islands. The registered address of LIAN JIA ENTERPRISES LIMITED is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. LIAN JIA ENTERPRISES LIMITED is wholly owned by Huarong (HK) Industrial and Financial Investment Limited, which is an indirect wholly-owned subsidiary of China CITIC Financial Asset Management Co, Ltd. (previously known as China Huarong Asset Management Co., Ltd.). The business address of China CITIC Financial Asset Management Co, Ltd. is No. 8 Financial Street, Xicheng District, Beijing, China.

(9)	Ningbo Shiwei Enterprise Management Partnership (L.P.) is limited partnership organized incorporated under the laws of the PRC. The address of Ningbo Shiwei Enterprise Management Partnership (L.P.) is Dongyi Road, Technology Park Zone, Jiangshan Town, Yinzhou District, Ningbo, Zhejiang, China. Ningbo Shiwei Enterprise Management Partnership (L.P.)’s general partner is Shunchuang Venture Capital Partnership (Limited Partnership) of Lhasa Economic and Technological Development Zone, whose general partner is Shunchuang Capital Management Co., Ltd. of Lhasa Economic and Technological Development Zone. The shareholders of Shunchuang Capital Management Co., Ltd. of Lhasa Economic and Technological Development Zone are Ms. Wenjing Ma, Mr. Jun Lei and Ms. Liping Cao. The business address of Ms. Wenjing Ma and Ms. Liping Cao is RM801, BLDG D1, Liangmaqiao Office Tower, Dongfangdonglu 19, Chaoyang District, Beijing, China.

(10)	Represents (i) 1,430,280 Sponsor Warrants, (ii) 1,430,280 Class A Ordinary Shares issuable pursuant to the exercise of 1,430,280 Sponsor Warrants and (iii) 2,097,640 Class A Ordinary Shares. The securities reported herein are held by Mark Patrick Long, whose business address is 123 E. San Carlos Street, Suite 12, San Jose, CA 95112.

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(11)	Represents (i) 1,430,281 Sponsor Warrants, (ii) 1,430,281 Class A Ordinary Shares issuable pursuant to the exercise of 1,430,281 Sponsor Warrants and (iii) 2,097,640 Class A Ordinary Shares. The securities reported herein are held by Michael Cordano, whose business address is 123 E. San Carlos Street, Suite 12, San Jose, CA 95112.

(12)	Represents the 700,000 Class A Ordinary Shares held by Prime Impact Liquidation LLC form the original investors of the Sponsor. The address of Prime Impact Liquidation LLC is 27 Adam Way, Atherton, CA.

(13)	Ruiyuan Technology Holdings Limited is a company incorporated under the laws of the British Virgin Islands. The registered address of Ruiyuan Technology Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Ruiyuan Technology Holdings Limited is controlled by Yuanjun Xiong, a director of the VIE. The business address of Yuanjun Xiong is 8/F, Desheng Hopson Fortune Plaza, 13-1 Deshengmenwai Avenue Xicheng District, Beijing 100088, China.

(14)	Tank Stone Ltd. is a company incorporated under the laws of the British Virgin Islands. The registered address of Tank Stone Ltd. is Craigmuir Chambers, Road Town,Tortola, VG 1110, British Virgin Islands.

(15)	Represents the sum of (i) 8,937,600 Class A Ordinary Shares issued to Image Frame Investment (HK) Limited and (ii) 2,234,400 Class A Ordinary Shares issued to TPP Fund II Holding F Limited. Image Frame Investment (HK) Limited is a company incorporated under the laws of Hong Kong, and its address is 29/F., Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong. TPP Fund II Holding F Limited is incorporated under the laws of Cayman Islands, and its registered address is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Image Frame Investment (HK) Limited and TPP Fund II Holding F Limited are ultimately controlled by Tencent Holdings Limited. The business address of Tencent Holding Limited is 29/F., Three Pacific Place No. 1 Queen’s Road East Wanchai, Hong Kong.

(16)	Represents the sum of (i) 1,117,200 Class A Ordinary Shares issued to Yonghe Cartech Limited, (ii) 1,675,800 Class A Ordinary Shares issued to Yonghe CT Limited, and (iii) 121,495 Class A Ordinary Shares issued to Yonghe SI Limited. Each of Yonghe Cartech Limited, Yonghe CT Limited and Yonghe SI Limited is a company incorporated under the laws of British Virgin Islands, and the registered address of each of Yonghe Cartech Limited, Yonghe CT Limited and Yonghe SI Limited is Vstra Corporate Services Centre,Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(17)	World Dynamics Limited is a company incorporated under the laws of Hong Kong. The registered address of World Dynamics Limited is 23/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong.

(18)	Goldrock Holdings Limited is a company incorporated under the laws of Samoa. The registered address of Goldrock Holdings Limited is Master Chambers, P.O. Box 3269, Apia, Samoa.

(19)	Each of Roger Crockett, Dixon Doll, Keyur Patel and Joanna Strober is a former director of Prime Impact. The business address of each of Roger Crockett, Dixon Doll, Keyur Patel and Joanna Strober is 123 E. San Carlos Street, Suite 12, San Jose, CA 95112.

(20)	United Gemini Holdings Limited is a company incorporated under the laws of the British Virgin Islands. The registered address of United Gemini Holdings Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

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DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

●	Class A Ordinary Shares;

●	preferred shares;

●	debt securities;

●	warrants; and

●	units.

The following is a description of the terms and provisions of our Class A Ordinary Shares, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A Ordinary Shares that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

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DESCRIPTION OF SHARE CAPITAL

Our authorized share capital is $50,000 divided into 5,000,000,000 Ordinary Shares, comprising of (1) 4,000,000,000 Class A Ordinary Shares, and (2) 1,000,000,000 Class B Ordinary Shares. As of the date of this prospectus, there are 80,774,744 issued and outstanding Ordinary Shares (excluding 709,432 Class A Ordinary Shares held in treasury), consisting of (1) 62,178,240 Class A Ordinary Shares, and (2) 18,596,504 Class B Ordinary Shares, and does not include 10,608,609 Class A Ordinary Shares issuable upon the exercise of the Warrants and the Innoven Warrants. All of the Ordinary Shares issued and outstanding have been fully paid and are non-assessable.

As of the date of this prospectus, we have 10,608,609 warrants outstanding, consisting of 10,545,057 Warrants and 63,552 Innoven Warrants. The Warrants will not become exercisable until 30 days after the Closing, and will expire five years after the completion of the Business Combination. Each Warrant will entitle the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per whole share, subject to adjustment. The Warrants may be exercised only for a whole number of Class A Ordinary Shares. For details of the Warrants, please refer to Exhibit 4.4 to this registration statement.

We are a Cayman Islands exempted company with limited liability, and our affairs are governed by the Amended and Restated Memorandum and Articles of Association, the Cayman Companies Act and the common law of the Cayman Islands.

The following includes a summary of the material provisions of the Amended and Restated Memorandum and Articles of Association in so far as they relate to the material terms of Class A Ordinary Shares and Class B Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Amended and Restated Memorandum and Articles of Association, which has been filed as Exhibit 3.1 to this registration statement.

Ordinary Shares

General

Holders of Class A Ordinary Shares and holders of Class B Ordinary Shares have the same rights except for voting and conversion rights. All of our issued Ordinary Shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our directors or by ordinary resolutions of shareholders, provided that no dividend shall exceed the amount recommended by our directors. Dividends may be declared and paid out of our profits, or out of monies otherwise available for dividend in accordance with the Cayman Companies Act, provided always that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Voting Rights

In respect of all matters upon which the ordinary shares are entitled to vote, each Class A Ordinary Share shall entitle the holder thereof to one vote and each Class B Ordinary Share shall entitle the holder thereof to three votes. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder present.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting, or be approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders; while a special resolution requires the affirmative vote of not less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting, or approval in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders. A special resolution will be required for important matters such as a change of name or making changes to the Amended and Restated Memorandum and Articles of Association.

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Conversions

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Shares by a holder to any person who is not the founder or an affiliate of the founder, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not the founder or an affiliate of the founder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors may, in their absolute discretion and without the approval of the shareholders, cause us to (1) allot, issue and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; (2) grant rights over shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding shares, at such times and on such other terms as they think proper; and (3) grant options with respect to shares and issue warrants or similar instruments with respect thereto.

Transfer of Class A Ordinary Shares

Subject to the restrictions contained in the Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by an instrument of transfer in writing in the usual or common form or any other form approved by our board of directors.

Our board of directors may decline to register any transfer of any Ordinary Shares unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three calendar months after the date on which the instrument of transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the exchange and the provisions of the Amended and Restated Memorandum and Articles of Association, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 calendar days in any calendar year.

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Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares in proportion to the par value of the Ordinary Shares held by them at the commencement of the winding up subject to a deduction from those Ordinary Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Cayman Companies Act and other applicable law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, including making payment in respect of the redemption out of capital, as may be determined by the board of directors.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may, subject to the provisions of the Cayman Companies Act, be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares or any class of shares shall not, unless otherwise expressly provided by the terms of issue of such shares, be deemed to be varied by the creation, redesignation, allotment or issue of shares ranking pari passu with such shares.

General Meetings of Shareholders

Extraordinary general meetings may be convened by the chairman or by a majority of our board of directors, and they shall on a shareholders’ requisition (being a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than a simple majority of all votes attaching to all issued and outstanding shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the company) forthwith proceed to convene an extraordinary general meeting. Advance notice of at least ten (10) calendar days is required for the convening of our annual general meeting and any other extraordinary general meeting of our shareholders. A quorum required for a meeting of shareholders consists of one or more holders of not less than one-third of the aggregate voting power of all of the Ordinary Shares present in person or by proxy.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Our directors have discretion under the Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but we are not obliged to make them available to the shareholders. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands.

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Changes in Capital

We may from time to time by ordinary resolution:

●	increase our share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as we in general meeting may determine;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	subdivide our existing shares or any of them into shares of smaller amount than is fixed by the Amended and Restated Memorandum and Articles of Association; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution reduce our share capital or any capital redemption reserve fund in any manner permitted by the Cayman Companies Act.

Anti-Takeover Provisions

Some provisions of the Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of us or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of us.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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	Cayman Islands	Delaware
Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

●    the merger agreement does not amend in any respect its certificate of incorporation;

●    each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

●  either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

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Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●    the statutory provisions as to the required majority vote have been met;

●    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●    the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●    a company acts or proposes to act illegally or ultra vires;

●    the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●    those who control the company are perpetrating a “fraud on the minority.”

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that we shall indemnify our directors and officers, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

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Directors’ Fiduciary Duties	As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Action by Written Consent	Cayman Islands law and our Amended and Restated Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

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Shareholder Proposals	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association allow our shareholders holding shares which carry in aggregate not less than a simple majority of all votes attaching to all issued and outstanding shares of our company as of the date of the deposit that are entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting

Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

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Removal of Directors	Under our Amended and Restated Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our Amended and Restated Memorandum and Articles of Association.

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

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Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

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Variation of Rights of Shares	Under our Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	Under the Cayman Companies Act and our Amended and Restated Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders	There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association that require our company to disclose shareholder ownership above any particular ownership threshold.	Under Delaware General Corporation Law, there are no restrictions on foreign shareholders, and all the stock or membership interests in a Delaware company can be owned by non-U.S. nationals.

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Special Considerations for Exempted Companies

We are an exempted company incorporated with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Enforceability of Civil Liability under Cayman Islands Law

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

The courts of the Cayman Islands are unlikely (1) to recognize, or enforce against us, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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There was Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggested that due to the universal nature of bankruptcy/insolvency proceedings, foreign judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Privy Council. The Privy Council too rejected the approach although it was not required to rule on the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands: whilst it endorsed the need for active assistance of overseas bankruptcy proceedings under the principle of modified universalism as part of the common law, it did so firstly subject to local law and local public policy and, secondly, that the court can only ever act within the limits of its own statutory and common law powers. The limits of those powers and the impact of that on enforcement is, however, unclear and consequently we understand that it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Anti-Money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (1) the Financial Reporting Authority of the Cayman Islands (the “FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (2) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

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Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in our securities, you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of our rights and obligations under any purchase agreements;

●	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

●	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

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Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign regulatory authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA. We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data. We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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DESCRIPTION OF PREFERRED SHARES

Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Cayman Companies Act. See “Description of Share Capital.”

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DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

Public Warrants

Following the consummation of the Business Combination, each warrant of Prime Impact outstanding immediately prior to the Initial Merger Effective Time ceased to be a warrant with respect to Prime Impact Ordinary Shares and was assumed by us and converted into an Assumed Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share. Each Assumed Public Warrant otherwise continues to have and be subject to substantially the same terms and conditions as were applicable to such Prime Impact Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions), se set forth below.

Terms of Public Warrants

Each whole warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of Prime Impact’s IPO and 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A Ordinary Share upon exercise of a warrant unless the Class A Ordinary Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the Closing of the Business Combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so appoint, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

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Redemptions for warrants for cash when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, we may call the warrants for redemption (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders (the “Reference Value”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below);

●	if, and only if, the Reference Value (as defined above under “Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like); and

●	if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

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The numbers in the table below represent the number of Class A Ordinary Shares that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume-weighted average price of our Class A Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants following the Business Combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted.

	Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

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The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Ordinary Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of our Class A Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Ordinary Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Class A Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A Ordinary Shares for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A Ordinary Shares per warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Ordinary Shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants for cash when the price per Class A Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for Class A Ordinary Shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Ordinary Shares to be issued to the holder.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

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Anti-dilution Adjustments.

If the number of outstanding Class A Ordinary Shares is increased by a capitalization or share dividend payable in Class A Ordinary Shares, or by a sub-divisions of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of Class A Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) one minus the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of Class A Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above, and (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A Ordinary Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share.

If the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.

Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Ordinary Shares in such a transaction is payable in the form of Class A Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

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The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which was filed as exhibit 4.5 to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A Ordinary Shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Warrant Agent for Public Warrants

The warrant agent for our Public Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Other Warrants

In addition to our Public Warrants, we may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

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The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

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●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

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TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

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PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 10,545,057 Class A Ordinary Shares issuable upon the exercise of the Warrants. Pursuant to the terms of the Warrants, Class A Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise the warrant, we will, within the time allotted by the agreement governing the warrants, issue instructions to our transfer agent to issue Class A Ordinary Shares to the holder. If, at the time the Warrants are exercised, this registration statement is effective and the prospectus included herein is current, the Class A Ordinary Shares issued upon the exercise of the Warrants will be issued free of a restrictive legend. We could potentially receive up to an aggregate of $121,268,155.50 from the exercise of the Warrants, assuming the exercise in full of all of these warrants for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our Class A Ordinary Shares. Based on the closing price of our Class A Ordinary Shares at $0.9143 on April 25, 2025, which is less than the exercise price of $11.50 per share pursuant to the terms of the Warrants, we believe holders of the Warrants will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants.

We are also registering the resale, from time to time, by the Selling Securityholders, or their permitted transferees, of up to 55,377,774 Class A Ordinary Shares and 2,860,561 Warrants. The aggregate proceeds to the Selling Securityholders from the sale of such securities will be the purchase price of the securities less any discounts and commissions. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities covered by this prospectus that are beneficially owned by the Selling Securityholders may be offered and sold from time to time by the Selling Securityholders. Notwithstanding the foregoing, Selling Securityholders subject to our insider trading policy, and any members of their immediate families, are subject to our regular pre-clearance procedures for trading of our securities.

Certain securities being registered for resale by the Sponsor are subject to lock-up requirement of up to two years following the consummation of the Business Combination. See details in the section titled “Item 4. Information on the Company—A. History and Development of the Company—Additional Agreements in connection with the Business Combination—Sponsor Support Agreement” in our most recent annual report on Form 20-F, which is incorporated by reference herein.

Selling Securityholders may also be subject to the restrictions on transfer of shares of Rule 144 of the Securities Act if such Selling Securityholder is deemed an “affiliate” of us. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, us and may include the executive officers, directors and significant shareholders of us.

The term “Selling Securityholders” includes pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of the Selling Securityholders named in this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

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The Registered Securities offered by the Selling Securityholders under this prospectus and the accompanying prospectus supplement may be sold from time to time to purchasers:

●	directly by the Selling Securityholders;

●	to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from us, the Selling Securityholders or the purchasers of the Registered Securities;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing of options (including the issuance by the Selling Securityholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	through the settlement of short sales,

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Registered Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Registered Securities by the Selling Securityholders.

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The Registered Securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

In connection with the sales of our securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions that, in turn, may:

●	engage in short sales of the securities in the course of hedging their positions;

●	sell the securities short and deliver the securities to close out short positions;

●	loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities;

●	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the securities, which the broker-dealer or other financial institution may resell; or

●	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

At the time a particular offering of the Registered Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Registered Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of the Registered Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

There can be no assurance that the Selling Securityholders will sell any or all of the Registered Securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Registered Securities by other means not described in this prospectus. In addition, any Registered Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Registered Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Registered Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other persons participating in the sale of the Registered Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Registered Securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Registered Securities to engage in market-making activities with respect to the particular Registered Securities being distributed. This may affect the marketability of the Registered Securities and the ability of any person or entity to engage in market-making activities with respect to the Registered Securities.

With respect to those Registered Securities being registered pursuant to the A&R Registration Rights Agreement, the Subscription Agreement and the Backstop Agreement, we and the Selling Securityholders have agreed to indemnify or hold harmless each other and certain related persons against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may also indemnify any broker or underwriter that participates in transactions involving the sale of the Registered Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

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EXPENSES RELATED TO THE RESALE OFFERING

We estimate the following expenses in connection with the offer and sale of our Ordinary Shares by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$105,490
FINRA filing fee	-
Legal fees and expenses	25,000
Accountants’ fees and expenses	460,000
Printing expenses	10,000
Transfer agent fees and expenses	-
Miscellaneous costs	-
Total	$600,490

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

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LEGAL MATTERS

We are being represented by Baker Mckenzie LLP with respect to certain legal matters as to United States federal securities and New York State law, by Han Kun Law Offices with respect to certain legal matters as to PRC law, and by Harney Westwood & Riegels with respect to certain legal matters as to Cayman Islands law. Baker Mckenzie LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

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EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “Foreign Private Issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at ir.chechegroup.com. Through the “Investor Relations” portal available through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. A form of the indemnification agreements has been filed as Exhibit 10.14 to our registration statement on Form F-4 (Reg. No. 333-273400), initially filed with the SEC on July 24, 2023.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of January 29, 2023, by and among Cheche Technology Inc., Cheche Group Inc., Cheche Merger Sub Inc. and Prime Impact Acquisition I. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (Reg. No. 333-273400), initially filed with the SEC on July 24, 2023).
4.1†	Specimen Class A Ordinary Share Certificate of Cheche Group Inc. (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-4 (Reg. No. 333-273400), initially filed with the SEC on July 24, 2023).
4.2†	Specimen Class B Ordinary Share Certificate of Cheche Group Inc. (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form F-4 (Reg. No. 333-273400), initially filed with the SEC on July 24, 2023).
4.3†	Specimen Warrant Certificate of Cheche Group Inc. (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-4 (Reg. No. 333-273400), initially filed with the SEC on July 24, 2023).
4.4†	Warrant Assignment Agreement dated August 7, 2023 by and among Cheche Group Inc, Prime Impact and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form F-4 (Reg. No. 333-273400), initially filed with the SEC on July 24, 2023).
4.5†	Warrant Agreement between Prime Impact and Continental Stock Transfer & Trust Company dated September 9, 2020 (incorporated by reference to Exhibit 4.1 to the Form 8-K filed by Prime Impact Acquisition I with the on September 15, 2020).
5.1†	Opinion of Harney Westwood & Riegels as to the validity of the Ordinary Shares of Cheche Group Inc. (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-1 (Reg. No. 333-274806), initially filed with the SEC on September 29, 2023)
5.2	Opinion of Baker Mckenzie LLP as to the validity of Cheche Group Inc. Warrants.
23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP.
23.2†	Consent of Harney Westwood & Riegels (incorporated by reference to Exhibit 23.2 to the Registration Statement on Form F-1 (Reg. No. 333-274806), initially filed with the SEC on September 29, 2023)
23.3	Consent of Baker Mckenzie LLP (included in Exhibit 5.2).
23.4	Consent of Han Kun Law Offices.
24.1†	Power of Attorney (included on signature page to the initial filing of this Registration Statement).
107	Filing Fee Table

†	Previously filed

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Item 10. Undertakings

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “Act”), in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, People’s Republic of China, on May 6, 2025.

Cheche Group Inc.

By:	/s/ Lei Zhang
Name:	Lei Zhang
Title:	Director, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lei Zhang	Director and Chief Executive Officer	May 6, 2025
Lei Zhang	(Principal Executive Officer)

/s/ Wenting Ji	Chief Financial Officer	May 6, 2025
Wenting Ji	(Principal Financial and Accounting Officer)

*	Director	May 6, 2025
Huichuan Ren

*	Independent Director	May 6, 2025
Shengwen Rong

*	Independent Director	May 6, 2025
Liqun Li

*	Independent Director	May 6, 2025
Xiufang Li

* By	/s/ Lei Zhang
Lei Zhang
Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of Cheche Group Inc., has signed this registration statement in the City of New York, New York, on May 6, 2025.

COGENCY GLOBAL INC.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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